Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 dated March 6, 2009, File No. 333-157748 of NT MEDIA CORP. OF CALIFORNIA, INC. of our report dated April 15, 2010 relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of NT MEDIA CORP. OF CALIFORNIA, INC. for the year ended December 31, 2009.

Goldman Parks Kurland Mohidin LLP
Encino, California
April 15, 2010